                                                                    EXHIBIT 3.11

                           SECOND RESTATED BYLAWS OF
                             QUALITY TUBING, INC.

                               December 19, 1995



                                  ARTICLE I.


                               Offices and Agent
                               -----------------

     The Corporation may have such offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, as designated by the Board of Directors. The address of the registered office or the identity of the registered agent may be changed from time to time by the Board of Directors.

     The address of the initial registered office of the Corporation and the name of the initial registered agent of the Corporation at such address are set out in the Articles of Incorporation of the Corporation.

                                  ARTICLE II.


                                 Shareholders
                                 ------------

     SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be
                --------------
held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     SECTION 2. Special Meetings. Special meetings of the shareholders, for any
                ----------------
purpose or purposes, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of the outstanding shares of the Corporation entitled to vote at the meeting.

     SECTION 3. Place of Meeting. The Board of Directors may designate any
                ----------------
place, either within or without the State of Texas, as the place of meeting for any annual or special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be called otherwise than by the Board of Directors, the place of meeting shall be the registered office of the Corporation in the State of Texas.

     SECTION 4. Notice of Meeting. Written or printed notice stating the place,
                -----------------
day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not fewer than ten
(10), nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 5. Closing of Transfer Books and Fixing of Record Date. For the
                ---------------------------------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     SECTION 6. Fixing Record Dates for Consents to Action. Unless a record date
                ------------------------------------------
shall have previously been fixed or determined pursuant to Section 5 of this
Article II, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten
(10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the of first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

      SECTION 7. Voting Lists. The officer or agent having charge of the stock
                 ------------
transfer books of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 8. Quorum. A majority of the outstanding shares of the Corporation
                ------
entitled to vote, and represented in person or by proxy, shall constitute a quorum at a meeting of shareholders unless otherwise provided in the Articles of Incorporation of the Corporation. The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjournment meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote
                -------
by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. A telegram, telex, cablegram or similar transmission by the shareholder or his duly authorized attorney in fact, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder or his duly authorized attorney in fact shall be treated as an execution in writing for purposes of this section. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (c) a creditor of the corporation who extends its credit under terms requiring the appointment, (d) an employee of the corporation whose employment contract requires the appointment, or (e) a party to a voting agreement created under the Texas Business Corporation Act. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

     SECTION 10. Voting of Shares. Except as otherwise provided by the Texas
                 ----------------
Business Corporation Act, and unless otherwise. expressly provided in the Articles of Incorporation of the Corporation, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     SECTION 11. Actions Without a Meeting. Any action required or permitted by
                 -------------------------
the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were presented and voted. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

     Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation.

     Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

     SECTION 12. Telephone Meetings. Subject to the provisions required or
                 ------------------
permitted by the Texas Business Corporation Action for notice of meetings, meetings of the shareholders of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person attends the meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened.

                                 ARTICLE III.


                              Board of Directors
                              ------------------

     SECTION 1. General Power. The powers of the Corporation shall be exercised
                -------------
by or under the authority of, and the business and affairs of the Corporation shall be managed by its Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committee.

     SECTION 2. Number, Tenure and Qualifications. The number of directors
                ---------------------------------
composing the Board of Directors shall be not less than four (4) or more than eight (8), the exact number of which shall be fixed from time to time by the Board of Directors. The directors shall be elected at the annual meeting of the shareholders (except as provided in Section 8 or 9 of this Article) by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, unless he resigns or is removed at an earlier date. Subject to any limitations specified by the Texas Business Corporation Act or in the Articles of Incorporation of the Corporation, the number of directors may be increased or decreased by resolution adopted by a majority of the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director need not be a resident of the State of Texas or a shareholder of the Corporation. Any director may resign at any time by giving written notice to the President or Secretary of the Corporation.

     SECTION 3. Regular Meetings. Regular meetings of the Board of Directors
                ----------------
shall be held without notice at such time and place, either within or without the State of Texas, as shall from time to time be determined by the Board of Directors.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may
                ----------------
be called by or at the request of the Chairman of the Board, if one shall be elected, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting called by them.

     SECTION 5. Notice. Notice of any special meeting shall be given at least
                ------
one day prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram, telex, telecopy or similar means of visual data transmission. If mailed, such notice shall be deemed to be delivered two days after such notice has been deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, telex, telecopy or similar means of visual data transmission, such notice shall be deemed to be delivered when transmitted for delivery to the recipient. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice of such meeting.

     SECTION 6. Quorum. A majority of the number of directors fixed in
                ------
accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. Manner of Acting.
                ----------------

     (a)  Actions at a Meeting. Except as provided in Paragraph (b) of this
          --------------------
Section 7, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     (b)  Actions Without a Meeting. Any action required or permitted to be
          -------------------------
taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors, Executive Committee or other committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy, or similar means of visual data transmission.

     (c)  Telephone Meetings. Subject to the provisions required or permitted by
          ------------------
the Texas Business Corporation Act for notice of meetings, meetings of the Board of Directors of the Corporation or any committee may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person attends the meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened.

     SECTION 8. Vacancies. Any vacancy occurring in the Board of Directors
                ---------
(except by reason of an increase in the number of directors) may be filled by
(a) election at an annual or
special meeting of shareholders called for that purpose, or (b) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A person elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     A directorship to be filled by reason of an increase in the number of directors may be filled by (a) election at an annual or special meeting of shareholders called for that purpose or (b) the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     SECTION 9. Removal. At any meeting of shareholders called expressly for the
                -------
purpose of removal, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Removal of directors with or without cause may also be accomplished by unanimous written consent of the shareholders without a meeting. In case the entire board or any one or more of the directors are so removed, new directors may be elected at the same meeting, or by the same written consent, for the unexpired term of the director or directors so removed. Failure to elect directors to fill the unexpired term of the directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

     SECTION 10. Compensation. The directors shall be paid their reasonable
                 ------------
expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 11. Presumption of Assent. A director of the Corporation who is
                 ---------------------
present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 12. Committees. The Board of Directors, by resolution adopted by a
                 ----------
majority of the full Board of Directors, may designate from among its members
(a) one (1) or more committees, each of which shall be comprised of one or more of its members and shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to such committee or committees by the Texas Business Corporation Act, the Articles of Incorporation of the Corporation or these Bylaws and (b) one (1) or more Directors as alternate members of any such committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the power, at any time to fill vacancies in, to change membership of, or to dissolve any committee.

                                  ARTICLE IV.


                                   Officers
                                   --------

     SECTION 1. Number. The officers of the Corporation shall be a Chairman of
                ------
the Board, a President, one or more Vice-Presidents (the number and specific titles thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     SECTION 2. Election and Term of Office. The officers of the Corporation
                ---------------------------
shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of the shareholders. If the election shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal. Any officer may be removed by the Board of Directors
                -------
whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. Vacancies. A vacancy in any office because of death,
                ---------
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. Chairman of the Board. The Chairman of the Board shall be an
                ---------------------
executive officer of the Corporation and he shall have such powers and duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. President. The President shall be the chief executive officer of
                ---------
the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the day to day business and affairs of the Corporation. He shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 7. The Vice Presidents. In the absence of the President or in the
                -------------------
event of his death, inability or refusal to act, the Vice President (or should there be more than one Vice

President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election) shall perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. He shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 8. The Secretary. The Secretary shall: (a) keep the minutes of the
                -------------
shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents as may be necessary or appropriate;
(d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary of such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be designated to him by the President or the Board of Directors.

     SECTION 9. The Treasurer. If required by the Board of Directors, the
                -------------
Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine. He shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 10. Assistant Secretaries and Assistant Treasurers. The Assistant
                 ----------------------------------------------
Secretaries when authorized by the Board of Directors may sign with the President, or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     SECTION 11. Salaries. The salaries, if any, of the officers shall be fixed
                 --------
from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE V.


               Certificates for Shares, Transfer and Replacement
               -------------------------------------------------

     SECTION 1. Certificates for Shares. Certificates representing shares of the
                -----------------------
Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary. If such certificates are signed or countersigned by a transfer agent or registrar, other than the Corporation, such signature of the President or a Vice President and Secretary or Assistant Secretary, and the seal of the Corporation, or any of them, may be executed in facsimile, engraved or printed. If any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer has not ceased to be such at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen or destroyed certificate a new one may be issued therefor provided in Section 3 of this Article V.

     SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall
                ------------------
be made only on the stock transfer books of the Corporation upon surrender for cancellation of the certificate for such shares together with a request to transfer and such other documents and opinion as counsel to the Corporation may require. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 3. Lost, Stolen or Destroyed Certificates. The Corporation shall
                --------------------------------------
issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, or indemnifies the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificates; and (d) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

                                  ARTICLE VI.


                                  Fiscal Year
                                  -----------

     The Board of Directors shall, by resolution, fix the fiscal year of the Corporation.

                                 ARTICLE VII.


                                 Distributions
                                 -------------

     The Board of Directors may from time to time declare, and the Corporation may make distributions in the manner provided by law.

                                 ARTICLE VIII.


                                     Seal
                                     ----

     The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the five-pointed Texas star.

                                  ARTICLE IX.


                               Waiver of Notice
                               ----------------

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws, the Articles of Incorporation or the Texas Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X.


                                   Procedure
                                   ---------

     Meetings of the shareholders and of the Board of Directors shall be conducted in accordance with the procedure as contained in Robert's Rules of Order, to the extent applicable.

                                  ARTICLE XI.


          Participation of Directors and Officers in Related Business
          -----------------------------------------------------------

     Unless otherwise provided by contract and subject to the Texas Business Corporation Act, officers and directors of this Corporation may hold positions as officers and directors of other corporations, in related businesses, and their efforts to advance the interest of those corporations will not create a breach of fiduciary duty to this Corporation in the absence of bad faith.

                                 ARTICLE XII.


                                  Amendments
                                  ----------

     The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, subject to amendment, repeal or adoption of new Bylaws by action of the shareholders and unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw. The Board of Directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the Directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice or waiver of notice of such meeting. Unless the Corporation's Articles of Incorporation or a Bylaw adopted by the shareholders provides otherwise as to all or some portion of the Bylaws, the Corporation's shareholders may amend, repeal or adopt new Bylaws even though the Bylaws may also be amended by the Board.

                                 ARTICLE XIII.


                                Indemnification
                                ---------------

     SECTION 1. Definitions. In this Article:
                -----------

     (a) "Indemnitee" means (i) any present or former director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

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

     (b) "Official Capacity" means (i) when used with respect to a director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     SECTION 2. Indemnification. The Corporation shall indemnify every
                ---------------
Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 1 of this Article, if it is determined in accordance with Section 4 of this Article that the Indemnitee
(a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 2 of this Article, no indemnification shall be made under this Section 2 of this Article in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or (y) found liable to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 2 of this Article. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

     SECTION 3. Successful Defense. Without limitation of Section 2 of this
                ------------------
Article and in addition to the indemnification provided for in Section 2 of this Article, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 1 of this Article, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

     SECTION 4. Determinations. Any indemnification under Section 2 of this
                --------------
Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are not named defendants or respondents in the Proceeding, (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all directors (in which designation directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding, (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 4 of this Article or, if the requisite quorum of all of the directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 4 of this Article that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

     SECTION 5. Advancement of Expenses. Reasonable expenses (including court
                -----------------------
costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making the determination specified in Section 4 of this Article, after receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the

Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

     SECTION 6. Employee Benefit Plans. For purposes of this Article, the
                -----------------------
Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     SECTION 7. Other Indemnification and Insurance. The indemnification
                -----------------------------------
provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Articles of Incorporation, any law, agreement or vote of shareholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8. Notice. Any indemnification of or advance of expenses to an
                ------
Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

     SECTION 9. Construction. The indemnification provided by this Article shall
                ------------
be subject to all valid and applicable laws, including, without limitation,
Article 2.02-1 of the TBCA, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

     SECTION 10. Continuing Offer, Reliance, etc. The provisions of this Article
                 --------------------------------
(a) are for the benefit of, and may be enforced by, each Indemnitee of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in
Section 8.1(a) of this Article, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

     SECTION 11. Effect of Amendment. No amendment, modification or repeal of
                 -------------------
this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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